Exhibit (d)(8)

AMENDMENT NO. 5 TO AMENDED AND

RESTATED INVESTMENT ADVISORY AGREEMENT

This Amendment No. 5 dated as of the 29th day of April, 2016 is entered into between WESTCORE TRUST, Massachusetts business trust (the “Trust”) and DENVER INVESTMENT ADVISORS LLC, a Colorado limited liability company (the “Adviser”).

WHEREAS, the Trust and the Adviser have entered into an Amended and Restated Investment Advisory Agreement dated as of November 1, 2000, as amended (the “Advisory Agreement”), pursuant to which the Trust appointed the Adviser to act as investment adviser to the Trust for certain of its funds; and

WHEREAS, The Trust had a name change to one of its portfolios, Westcore Blue Chip Dividend Fund to Westcore Global Large-Cap Dividend Fund, the parties hereby agree to replace Exhibit 1 with the revised Exhibit 1 as attached to reflect the current list of portfolios subject to the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         Exhibit 1. The attached Exhibit 1 includes the list of the Trust’s portfolios subject to the Agreement.

            2.         Miscellaneous. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

WESTCORE TRUST	DENVER INVESTMENT ADVISORS LLC

By: /s/ John Zimmerman	By: /s/Cindy Knowlton
Name: John Zimmerman	Name: Cindy Knowlton
Title: President	Title: Managing Partner

EXHIBIT 1

Westcore Growth Fund

Westcore MIDCO Growth Fund

Westcore Select Fund

Westcore Small-Cap Growth Fund

Westcore Global Large-Cap Dividend Fund

Westcore Mid-Cap Value Dividend Fund

Westcore Small-Cap Value Dividend Fund

Westcore Micro-Cap Opportunity Fund

Westcore International Small-Cap Fund

Westcore Flexible Income Fund

Westcore Plus Bond Fund

Westcore Colorado Tax-Exempt Fund

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